                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         PAPA JOHN'S INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                    [LETTTERHEAD]


                                    P.O. Box 99900
                           Louisville, Kentucky  40269-0900



                                                                   April 8, 1999

Dear Stockholder:

     On behalf of the entire Papa John's team, I invite you to join us for the Company's upcoming Annual Meeting of Stockholders. The meeting will begin at 11:00 a.m. on Thursday, May 20, 1999, at the Hyatt Regency Hotel, 320 West Jefferson Street, Louisville, Kentucky.

     Following the formal items of business to be brought before the meeting, we will discuss our 1998 results and answer your questions. After the meeting, we hope you will join us for a slice of the BETTER PIZZA!

     Thank you for your continued support of Papa John's. We look forward to seeing you on May 20.

                                        Sincerely,



                                        JOHN H. SCHNATTER
                                        -----------------------------------
                                        FOUNDER AND CHIEF EXECUTIVE OFFICER

                           PAPA JOHN'S INTERNATIONAL, INC.
                                    P.O. Box 99900
                           Louisville, Kentucky  40269-0900


                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               TO BE HELD MAY 20, 1999

To the Stockholders:

     The Annual Meeting of Stockholders of Papa John's International, Inc. (the "Company") will be held at the Hyatt Regency Hotel, 320 West Jefferson Street, Louisville, Kentucky on Thursday, May 20, 1999, at 11:00 a.m. (E.D.T.), for the following purposes:

     (1) To elect three directors to serve until the annual meeting of stockholders in 2002;

     (2) To consider and approve an amendment to the Papa John's International, Inc. 1993 Stock Ownership Incentive Plan to increase the number of shares available for issuance thereunder;

     (3) To consider and approve an amendment to the Papa John's International, Inc. 1993 Non-Employee Directors Stock Option Plan to increase the number of shares available for issuance thereunder;

     (4) To consider and approve the adoption of the Papa John's International, Inc. 1999 Team Member Stock Ownership Plan;

     (5) To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 26, 1999; and

     (6) To transact such other business as may properly come before the meeting or any adjournment thereof.

     A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this Notice. Only stockholders of record at the close of business on March 26, 1999, are entitled to receive notice of and to vote at the meeting.

                                   By Order of the Board of Directors



                                   CHARLES W. SCHNATTER
                                   SENIOR VICE PRESIDENT, SECRETARY
                                     AND GENERAL COUNSEL

Louisville, Kentucky
April 8, 1999


                                      IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. IN THE EVENT YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                           PAPA JOHN'S INTERNATIONAL, INC.
                                    P.O. Box 99900
                           Louisville, Kentucky  40269-0900


                               -----------------------


                                   PROXY STATEMENT

                            ANNUAL MEETING OF STOCKHOLDERS
                               TO BE HELD MAY 20, 1999


                               -----------------------


                                 GENERAL INFORMATION

     This Proxy Statement and accompanying proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Papa John's International, Inc., a Delaware corporation (the "Company"), to be voted at the Company's Annual Meeting of Stockholders (the "Annual Meeting") and any adjournments thereof. The Annual Meeting will be held at the Hyatt Regency Hotel, 320 West Jefferson Street, Louisville, Kentucky on Thursday, May 20, 1999, at 11:00 a.m. (E.D.T.) for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying proxy card are first being mailed to stockholders on or about April 8, 1999.

     A stockholder signing and returning a proxy has the power to revoke it at any time before the shares subject to it are voted by (i) notifying the Secretary of the Company in writing of such revocation, (ii) filing a duly executed proxy bearing a later date or (iii) attending the Annual Meeting and voting in person. If a proxy is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the proxy will be voted FOR the nominees for director named in the Proxy Statement, FOR the amendment to the 1993 Stock Ownership Incentive Plan, FOR the amendment to the 1993 Non-Employee Directors Stock Option Plan, FOR the adoption of the 1999 Team Member Stock Ownership Plan, and FOR the ratification of Ernst & Young LLP as the Company's independent auditors for the 1999 fiscal year and in the discretion of proxy holders on such other business as may properly come before the Annual Meeting.

     The original solicitation of proxies by mail may be supplemented by telephone and other means of communication and through personal solicitation by officers, directors and other employees of the Company, at no compensation. Corporate Investor Communications, Inc. has been retained to distribute proxy materials and to provide proxy solicitation services for a fee of approximately $6,500, plus reasonable out-of-pocket expenses. Proxy materials will also be distributed through brokers, custodians and other like parties to the beneficial owners of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and the Company will reimburse such parties for their reasonable out-of-pocket and clerical expenses incurred in connection therewith.

                          RECORD DATE AND VOTING SECURITIES

     The Board has fixed the record date (the "Record Date") for the Annual Meeting as the close of business on March 26, 1999, and all holders of record of Common Stock on this date are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose reasonably related to the Annual Meeting for a period of ten days prior to the Annual Meeting at the Company's principal executive offices at 11492 Bluegrass Parkway, Louisville, Kentucky. At the Record Date, there were 30,109,459 shares of Common Stock outstanding. For each share of Common Stock held on the Record Date, a stockholder is entitled to one vote on each matter to be considered at the Annual Meeting. A majority of the outstanding shares present in person or by proxy is required to constitute a quorum to transact business at the meeting.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting, who also will determine whether a quorum exists. Abstentions or "withheld" votes will be treated as present and entitled to vote for purposes of determining a quorum, but as unvoted for purposes of determining the approval of matters submitted to the stockholders. Since Delaware law treats only those shares voted "for" a matter as affirmative votes, abstentions or withheld votes will have the same effect as negative votes or votes "against" a particular matter. If a broker indicates that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to that matter.

                SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL HOLDERS

     The following table sets forth certain information as of the Record Date with respect to the beneficial ownership of Common Stock by (i) each director or nominee for director of the Company, (ii) each of the executive officers named in the Summary Compensation Table in this Proxy Statement, (iii) all directors and executive officers as a group and (iv) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock.


                                                                 NUMBER OF      PERCENT OF
DIRECTORS AND EXECUTIVE OFFICERS                                  SHARES(1)      CLASS(2)
--------------------------------                                  ---------      --------
John H. Schnatter
P.O. Box 99900
Louisville, Kentucky  40269. . . . . . . . . . . . . . . .    6,965,017 (3)          23.1%

Wade S. Oney . . . . . . . . . . . . . . . . . . . . . . .      683,100 (4)           2.2%

Charles W. Schnatter . . . . . . . . . . . . . . . . . . .      222,292 (5)             *

Blaine E. Hurst. . . . . . . . . . . . . . . . . . . . . .       62,564 (6)             *

Robert J. Wadell . . . . . . . . . . . . . . . . . . . . .        4,700 (7)             *

E. Drucilla Milby. . . . . . . . . . . . . . . . . . . . .       18,844 (8)             *

O. Wayne Gaunce. . . . . . . . . . . . . . . . . . . . . .       52,724 (9)             *

Jack A. Laughery . . . . . . . . . . . . . . . . . . . . .      44,250 (10)             *

Michael W. Pierce. . . . . . . . . . . . . . . . . . . . .      48,872 (11)             *

Richard F. Sherman . . . . . . . . . . . . . . . . . . . .      11,450 (12)             *

All directors and executive officers as a group
(16 persons, including those named above). . . . . . . . .   8,271,678 (13)          26.4%

OTHER 5% BENEFICIAL OWNERS

FMR Corp.
82 Devonshire Street
Boston, Massachusetts  02109 . . . . . . . . . . . . . . .   3,840,400 (14)          12.8%

AMVESCAP PLC
11 Devonshire Square
London EC2M 4YR
England

1315 Peachtree Street, N.E.
Atlanta, Georgia  30309. . . . . . . . . . . . . . . . . .   1,532,900 (14)           5.1%


----------------------------

*  Represents less than 1% of class.

(1) Based upon information furnished to the Company by the named persons and information contained in filings with the Securities and Exchange Commission (the "Commission"). Under the rules of the Commission, a person is deemed to own beneficially shares over which the person has or shares voting or investment power or which the person has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the named persons have sole voting and investment power with respect to shares shown as owned by them.
(2) Based on 30,109,459 shares outstanding as of March 26, 1999, the Record Date for the Annual Meeting. Shares of Common Stock subject to currently exercisable options are deemed outstanding for purposes of computing the percentage of class for the person or group holding such options but are not deemed outstanding for purposes of computing the percentage of class for any other person or group.
(3) Includes (a) 93,778 shares subject to options exercisable within 60 days of the Record Date, (b) 642,890 shares held in trust for Mr. Schnatter's minor children, (c) 395,500 shares held in a family limited partnership and (d) 75,750 shares held by a foundation. Mr. Schnatter holds sole voting and investment power for all such shares.
(4) Includes 661,574 shares subject to options exercisable within 60 days of the Record Date.
(5) Includes 50,502 shares subject to options exercisable within 60 days of the Record Date.
(6) Includes 62,564 shares subject to options exercisable within 60 days of the Record Date.
(7) Includes 4,700 shares subject to options exercisable within 60 days of the Record Date.
(8) Includes 18,799 shares subject to options exercisable within 60 days of the Record Date.
(9) Includes (a) 43,500 shares subject to options exercisable within 60 days of the Record Date and (b) 5,137 shares held in a trust of which Mr. Gaunce is trustee with voting and investment power.
(10) Includes (a) 40,500 shares subject to options exercisable within 60 days of the Record Date and (b) 3,750 shares held by Mr. Laughery's spouse, as to which shares Mr. Laughery disclaims beneficial ownership.
(11) Includes (a) 39,500 shares subject to options exercisable within 60 days of the Record Date, (b) 9,000 shares held by a partnership in which Mr. Pierce has a 50% interest, as to which Mr. Pierce shares voting and investment power, and 114 shares held by Mr. Pierce's spouse, as to which shares Mr. Pierce disclaims beneficial ownership.
(12) Includes 11,250 shares subject to options exercisable within 60 days of the Record Date and 200 shares held in a trust of which Mr. Sherman's daughter is trustee.
(13) Includes 1,277,258 shares subject to options exercisable within 60 days of the Record Date held by all directors and executive officers.
(14) As disclosed in a Schedule 13G filed with the Commission. Reflects beneficial ownership (based on sole or shared voting or dispositive power) of the reporting entity and its affiliates reported as of December 31, 1998, in the case of FMR Corp., and as of February 8, 1999, in the case of AMVESCAP, PLC.

                              1.  ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for a classified board of directors, with three classes of directors each nearly as equal in number as possible. Each class serves for a three-year term and one class is elected each year. The Board of Directors is authorized to fix the number of directors within the range of three to 15 members, and, effective at the 1999 Annual Meeting, the Board size has been set at eight members. John H. Schnatter, Blaine E. Hurst and Wade S. Oney are the members of the class to be elected at the Annual Meeting and have been nominated to serve as directors for a three-year term expiring at the annual meeting to be held in 2002. The remaining five directors will continue to serve in accordance with their previous elections.

     It is intended that shares represented by proxies received in response to this Proxy Statement will be voted for the nominees listed below, unless otherwise directed by a stockholder in his or her proxy. Although it is not anticipated that any of the nominees will decline or be unable to serve, if that should occur the proxy holders may, in their discretion, vote for a substitute nominee or nominees. Directors are elected by a plurality of the votes cast.

     Set forth below is information concerning the nominees for election and each director whose term will continue after the 1999 Annual Meeting.


                                                                                                  DIRECTOR
NAME                                                        AGE  POSITION OR OFFICE                 SINCE
----                                                        ---  ------------------                 -----
     NOMINEES FOR ELECTION TO THE BOARD
          FOR A 3-YEAR TERM EXPIRING IN 2002
John H. Schnatter  . . . . . . . . . . . . . . . . . .      37   Founder, Chairman of               1990
                                                                 the Board and Chief
                                                                 Executive Officer

Blaine E. Hurst. . . . . . . . . . . . . . . . . . . .      42   President, Vice                    1996
                                                                 Chairman and Director

Wade S. Oney . . . . . . . . . . . . . . . . . . . . .      37   Chief Operating Officer            --

     DIRECTORS CONTINUING IN OFFICE
          TERM EXPIRING IN 2001

Charles W. Schnatter . . . . . . . . . . . . . . . . .      36   Senior Vice President,             1993
                                                                 Secretary, General
                                                                 Counsel and Director

Richard F. Sherman . . . . . . . . . . . . . . . . . .      55   Director                           1993

          TERM EXPIRING IN 2000

O. Wayne Gaunce. . . . . . . . . . . . . . . . . . . .      66   Director                           1993

Jack A. Laughery . . . . . . . . . . . . . . . . . . .      64   Director                           1993

Michael W. Pierce. . . . . . . . . . . . . . . . . . .      47   Director                           1993


     JOHN H. SCHNATTER. John Schnatter created the Papa John's concept and founded the Company in 1985. He has served as Chairman of the Board and Chief Executive Officer since 1990 and, from 1985 to 1990, served as President. He has been a Papa John's franchisee since 1986.

     BLAINE E. HURST. Blaine Hurst has served as President since October 1996 and became Vice Chairman of the Company in April 1998. From February 1995 to October 1996, he served as Chief Information Officer of the Company after having joined the Company in January 1995 as Vice President of Information Systems. From 1993 to 1995, Mr. Hurst was Vice President of Information Systems for Boston Chicken, Inc. From 1989 to 1993, Mr. Hurst was a consulting partner with Ernst & Young. He was a Papa John's franchisee from 1996 to 1998.

     WADE S. ONEY. Wade Oney has served as Chief Operating Officer since 1995. From 1992 to 1995, Mr. Oney served as the Company's Regional Vice President of Southeast Operations. From 1989 to 1992, Mr. Oney held various positions with Domino's Pizza, Inc. as follows: from 1991 to 1992, Senior Vice President, Northeast; from 1990 to 1991, Senior Vice President, Product Implementation; and from 1989 to 1990, Vice President of Operations. Mr. Oney has been a franchisee of the Company since 1993.

     CHARLES W. SCHNATTER. Charles Schnatter has served as General Counsel and Secretary since 1991 and has been a Senior Vice President of the Company since 1993. From 1988 to 1991, he was an attorney with Greenebaum Doll & McDonald PLLC, Louisville, Kentucky, a law firm that provides legal services to the Company. He was a Papa John's franchisee from 1989 to 1997. Mr. Schnatter serves on the board of directors of PJ America, Inc.

     RICHARD F. SHERMAN. Mr. Sherman is a private investor who has been a Papa John's franchisee, and a consultant to the Company, since 1991. From 1987 to 1991, Mr. Sherman was Chairman and President of Rally's Hamburgers, Inc. From 1984 to 1987, Mr. Sherman was President and a director of Church's Chicken, Inc. From 1971 to 1984, Mr. Sherman was Group Executive Vice President and Director of Hardee's Food Systems, Inc. and its parent, Imasco USA, Inc. Mr. Sherman serves on the board of directors of Taco Cabana, Inc., and Reed's Jewelers, Inc. and is Chairman of the board of directors of PJ America, Inc.

     O. WAYNE GAUNCE. Since 1988, Mr. Gaunce has been the principal of Gaunce Management, which oversees the operation of franchised restaurants, including Papa John's, Long John Silver's and Jerry's restaurants. For more than the past five years, Mr. Gaunce has also developed and managed real estate properties, principally in the restaurant industry. Mr. Gaunce has been a Papa John's franchisee since 1991.

     JACK A. LAUGHERY. Mr. Laughery is a restaurant investor and consultant, and has been a Papa John's franchisee since 1992. From 1990 until his retirement in 1994, Mr. Laughery was Chairman of Hardee's Food Systems, Inc. From 1962 to 1990, Mr. Laughery was employed by Hardee's Food Systems, Inc., retiring as Chief Executive Officer in 1990. Mr. Laughery serves on the board of directors of Mass Mutual Corporate Investors and Mass Mutual Participation Investors.

     MICHAEL W. PIERCE. Since 1987, Mr. Pierce has been President of Arkansas Investment Group, Inc., which owns real estate in central Arkansas. Since 1992, Mr. Pierce has been President of Arkansas Pizza Group, Inc., a Papa John's franchisee. Since 1996, Mr. Pierce has been President of Missouri Pizza Group, LLC, a Papa John's franchisee, and Highbar Management Group, Inc., which provides management services. From 1974 to 1985, Mr. Pierce was involved in real estate development and construction, including development of restaurant properties.

     John and Charles Schnatter are brothers. There are no other family relationships among the Company's directors, executive officers and other key personnel.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board met on six occasions during 1998. Each director attended at least 75% of the meetings of the Board and the Board committees on which he served during his period of service in 1998.

COMMITTEES OF THE BOARD OF DIRECTORS

     In addition to an Executive Committee, which is comprised of John Schnatter, Charles Schnatter and Richard Sherman, the Board of Directors has standing Compensation and Audit Committees. The Board does not have a nominating committee or other committee serving a similar function.

     The Compensation Committee is currently comprised of Messrs. Gaunce and Laughery. The functions of the Compensation Committee are to review and approve annual salaries and bonuses for all corporate officers and management personnel, review, approve and recommend to the Board of Directors the terms and conditions of all employee benefit plans and administer the 1993 Stock Ownership Incentive Plan. The Compensation Committee met three times in 1998.

     The Audit Committee is comprised of Charles Schnatter and Messrs. Sherman and Pierce. The functions of the Audit Committee are to recommend annually to the Board of Directors the appointment of the independent auditors of the Company, discuss and review the scope and the fees of the prospective annual audit and review the results thereof with the independent auditors, review and approve non-audit services of the independent auditors, review compliance with accounting and financial policies of the Company, review the adequacy of the financial organization of the Company and review management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices. The Audit Committee met two times in 1998.

COMPENSATION OF DIRECTORS

     Directors who are not also employees of the Company are eligible to participate in the Company's 1993 Non-Employee Directors Stock Option Plan (the "Director Plan"). Under the terms of the Director Plan, non-employee directors who do not otherwise hold options to purchase shares of Common Stock upon their initial election to the Board of Directors are awarded options to purchase 27,000 shares of Common Stock upon joining the Board. Each non-employee director (regardless of option ownership) is then eligible to receive options for an additional 13,500 shares after three years of continuous Board service. The options are granted at fair market value and vest in equal one-third installments upon the earlier of each subsequent annual meeting of stockholders or the anniversary of the option grant date. In addition, non-employee directors who serve on the Executive Committee of the Board receive an annual award of 7,500 options (at fair market value and with a two-year vesting schedule).

     Non-employee directors also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. Directors who are employees of the Company do not receive additional compensation for services rendered as a director.

     During 1998, Mr. Sherman was compensated at a rate of $7,500 per month, plus group health insurance coverage, for providing consulting services to the Company; his compensation increased to $10,000 per month in February 1999. See "Compensation Committee Interlocks and Insider Participation."

                                EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation paid, earned or accrued by the Company's Chief Executive Officer and its next four most highly compensated executive officers for services rendered in all capacities to the Company for the years indicated.

                              SUMMARY COMPENSATION TABLE


                                                                                              LONG-TERM
                                                 ANNUAL COMPENSATION                      COMPENSATION AWARDS
                                     --------------------------------------------      --------------------------
                                                                                                      SECURITIES
                                                                     OTHER ANNUAL      RESTRICTED     UNDERLYING      ALL OTHER
                                                                     COMPENSATION        STOCK          STOCK        COMPENSATION
    NAME AND PRINCIPAL POSITION     YEAR    SALARY($)    BONUS($)       ($)(1)         AWARDS($)      OPTIONS(#)        ($)(2)
------------------------------------------------------------------------------------------------------------------------------------
John H. Schnatter                   1998      $275,000   $       0        --               $0               5,000          $183,368
  Founder, Chairman and             1997       217,307           0        --                0             100,000           183,244
  Chief Executive Officer           1996        99,000           0      $16,265             0              85,278           383,700

Blaine E. Hurst                     1998       275,769           0        --                0              80,000                 0
  Vice Chairman and                 1997       225,000           0        --                0              80,000                 0
  President                         1996       191,346      32,500        --                0             249,000                 0

Wade S. Oney                        1998       150,000      77,500        --                0                   0                 0
  Chief Operating Officer           1997       150,000      85,000        --                0             339,533                 0
                                    1996       150,000     115,000        --                0             187,305                 0

Robert J. Wadell                    1998       223,846           0        --                0               5,000                 0
  President, PJ Food Service        1997       176,538      50,000        --                0              20,000                 0
                                    1996       125,000      10,000        --                0              75,000                 0

E. Drucilla Milby                   1998       193,500           0        --                0               5,000                 0
  Chief Financial Officer           1997       172,500           0        --                0              20,000                 0
  and Treasurer                     1996       149,904      25,000        --                0              78,122                 0


__________________________
(1) Except as otherwise indicated, perquisites and other personal benefits paid to each named executive officer were less than 10% of the officer's annual salary and bonus. The amount reported for John Schnatter in 1996 includes an automobile allowance of $7,800, tax preparation services valued at $8,270 and group term life insurance premiums of $195.
(2) Represents premiums advanced by the Company for the purchase of split-dollar life insurance coverage. The premiums will be recovered by the Company out of the cash value or proceeds from the policy.

                          OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information as to stock options granted to the named executive officers during the 1998 fiscal year. The Company does not grant stock appreciation rights ("SARs").


                                                     % OF TOTAL
                                     NUMBER OF         OPTIONS                                            POTENTIAL REALIZABLE
                                    SECURITIES       GRANTED TO        EXERCISE                             VALUE AT ASSUMED
                                    UNDERLYING        EMPLOYEES        OR BASE                           ANNUAL RATES OF STOCK
                                      OPTIONS         IN FISCAL         PRICE        EXPIRATION           PRICE APPRECIATE FOR
 NAME                               GRANTED(1)          YEAR          ($/SHARE)         DATE                 OPTION TERM(2)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        5% ($)          10% ($)
                                                                                                    --------------------------------
 John H. Schnatter . . . . . .         5,000(3)         0.4%          $39.13         12/15/08       $   123,050     $   311,800

 Blaine E. Hurst . . . . . . .        80,000(4)         6.1%           43.50         04/15/08         2,188,800       5,548,400

 Wade S. Oney  . . . . . . . .             0             --               --            --                   --              --

 Robert J. Wadell  . . . . . .         5,000(3)         0.4%           39.13         12/15/08           123,050         311,800

 E. Drucilla Milby . . . . . .         5,000(3)         0.4%           39.13         12/15/08           123,050         311,800


__________________________
(1) All options were awarded under the 1993 Stock Ownership Incentive Plan, and all grants except Mr. Hurst's are contingent upon approval by the Company's stockholders to increase the maximum number of shares authorized for issuance under the Incentive Plan. See "PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1993 STOCK OWNERSHIP INCENTIVE PLAN." All options vest immediately in the event of a change in control of the Company and all options granted to the named executive officers have a term of 10 years.
(2) Assumed annual appreciation rates are set by the Securities and Exchange Commission and are not a forecast of future appreciation. The amounts shown are pre-tax and assume the options will be held throughout the entire ten-year term. If Papa John's Common Stock does not increase in value after the grant date of the options, the options are valueless.
(3) These options become exercisable in four annual installments of 10%, 20%, 30% and 40% beginning December 15, 1999.
(4) These options become exercisable in four annual installments of 10%, 20%, 30% and 40% beginning April 15, 1999.

                         AGGREGATED OPTION EXERCISES IN LAST
                    FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     Set forth below is information with respect to option exercises by the named executive officers in the 1998 fiscal year and unexercised stock options held by the named executive officers at the end of the Company's 1998 fiscal year. There were no SARs outstanding at the 1998 fiscal year-end.

                                                              NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                                  OPTIONS AT              IN-THE-MONEY OPTIONS AT
                          SHARES                              FISCAL YEAR-END(#)            FISCAL YEAR-END($)(2)
                         ACQUIRED      VALUE            -----------------------------   ------------------------------
NAME                   ON EXERCISE   REALIZED(1)        EXERCISABLE     UNEXERCISABLE   EXERCISABLE      UNEXERCISABLE
----                   -----------   ----------
John H. Schnatter....        0               --             93,778          164,000      $2,153,639       $2,082,627
Blaine E. Hurst......        0               --             96,314          355,999       2,032,930        4,928,982
Wade S. Oney.........        0               --            661,754            4,050       8,755,921          120,650
Robert J. Wadell.....   15,515         $294,314              2,900           85,700          47,950        1,134,327
E. Drucilla Milby....   20,454          546,239             24,931           85,700         423,726        1,134,327


_____________________________
(1) The Value Realized represents the difference between the fair market value on the date of exercise and the total option exercise price.
(2) Based on the difference between the option exercise price and the last reported sale price of the Common Stock ($41.00) as reported on The Nasdaq Stock Market on December 24, 1998, the last trading day of the Company's 1998 fiscal year.

EMPLOYMENT AGREEMENT

     Wade Oney has served as Chief Operating Officer pursuant to an Employment Agreement with the Company dated October 9, 1997 (the "Employment Agreement"). Upon agreeing to extend his employment through 1998, Mr. Oney was granted an option to purchase 150,000 shares of Common Stock at $27.00 per share that became exercisable in two installments at June 28, 1998 and December 27, 1998. Mr. Oney is paid an annual salary of $150,000. In addition, Mr. Oney is eligible to earn an annual bonus of up to $100,000. The term of the Employment Agreement expired December 27, 1998, although Mr. Oney continues to serve as Chief Operating Officer.

     Prior to his promotion to Chief Operating Officer, entities in which Mr. Oney owned an equity interest were awarded franchise and development rights to develop a total of 29 Papa John's restaurants in Orlando, Tampa and Southeast Florida. Under the terms of the Employment Agreement, the Company has made a loan to one such franchise entity, Bam-Bam Pizza, Inc., for the development and operation of Papa John's restaurants; the loan is personally guaranteed by Mr. Oney. See "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION -- Franchise And Development Arrangements" and "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION -- Franchisee Loan Program."

               COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report includes a discussion of the Compensation Committee's philosophy on executive compensation, the primary components of the Company's compensation program and a description of the Chief Executive Officer's compensation package during 1998.

     COMPENSATION PRINCIPLES. The Compensation Committee is responsible for advising the Board of Directors on matters relating to the compensation of the Company's executive officers and administering the Company's 1993 Stock Ownership Incentive Plan (the "1993 Plan"). The Compensation Committee believes the following principles are important in compensating executive officers:

     - Compensation awarded by the Company should be effective in attracting, motivating and retaining key executives;

     - Incentive compensation should be awarded based on the achievement of growth or operational targets at the Company, its subsidiaries or restaurants, as appropriate to the executive officer; and

     - Executive officers should have an equity interest in the Company to encourage them to manage the Company for the long-term benefit of stockholders.

     The Company's executive officers are compensated through a combination of salary, cash bonuses and stock option awards under the 1993 Plan, each of which is discussed below.

     ANNUAL SALARY. The Committee reviews salary levels on an annual basis with the Chief Executive Officer and the Company's other senior managers, and makes adjustments as appropriate or necessary to keep employees motivated. The Committee also has reviewed annually Mr. Oney's Employment Agreement, the term of which expired December 27, 1998. The Committee gives great weight to the Chief Executive Officer's recommendations as to annual salary levels of the Company's executive officers.

     BONUS PROGRAM. During 1998, certain officers and employees within the Company's restaurant operations, commissary and equipment areas, including several executive officers, were eligible to receive bonuses based on the attainment of operational goals during the fiscal year. The operational goals include targeted sales and profits at the restaurant or commissary level, or on a Company-wide basis, depending upon the employee's position, or the opening of a targeted number of Company-owned or franchised restaurants. The Board retains discretion to award bonuses in excess of the pre-determined maximum if growth or performance is exceptional and results from the efforts of the officer or employee. Other officers received discretionary cash bonuses based upon a review of performance by his or her supervisor or, in the case of executive officers, the Committee.

     INCENTIVE PLAN AWARDS. For 1998, stock options for a fixed number of shares were awarded under the 1993 Plan to executive officers and other officers, management personnel and staff, based on job classification. In addition, Mr. Hurst was granted an option to purchase 80,000 shares as the second of two installments, to reflect his additional responsibilities previously assumed as President and Vice Chairman of the Company. All of the options vest in four annual installments with respect to 10%, 20%, 30% and 40% of the option amount. Except with respect to Mr. Hurst's grant, the grants are contingent upon approval by the Company's stockholders of an amendment to the 1993 Plan to increase the maximum number of shares of the Company's Common Stock authorized for issuance under the 1993 Plan. See "PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1993 STOCK OWNERSHIP INCENTIVE PLAN."

     The Committee believes that stock options and other equity-based incentives are a valuable tool in encouraging executive officers and other employees to align their interests with the interests of the stockholders and to manage the Company for the long-term. Non-qualified options to purchase 181,974 shares of the Company's Common Stock were granted under the 1993 Plan in 1998, including grants subject to stockholder approval of the amendment of the 1993 Plan, to all executive officers (including the Company's Chief Executive Officer), with an exercise price equal to the fair market value of the underlying Common Stock on the date of grant.

     The Committee has approved, and the Company's Board of Directors has adopted, subject to stockholder approval, the Papa John's International, Inc. 1999 Team Member Stock Ownership Plan (the "1999 Plan"). See "PROPOSAL TO APPROVE THE ADOPTION OF THE PAPA JOHN'S INTERNATIONAL, INC. 1999 TEAM MEMBER STOCK OWNERSHIP PLAN." The Committee believes that grants of stock options under the 1999 Plan will continue to garner the commitment and service of key management personnel, and other officers and employees by allowing these employees to share in the appreciation and value of the Company's Common Stock.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. The Compensation Committee determined the salary, bonus and stock options received by John H. Schnatter, Founder, Chairman and Chief Executive Officer of the Company, for services rendered in 1998. Consistent with the compensation policies and components described above, and in light of the Company's growth and Mr. Schnatter's wide scope of responsibilities, Mr. Schnatter received a base salary of $275,000 for 1998. As of December 15, 1998, Mr. Schnatter also received non-qualified options to purchase 5,000 shares of the Company's Common Stock. He did not receive a cash bonus during 1998.

     OBRA DEDUCTIBILITY LIMITATION. The Omnibus Budget Reconciliation Act of 1993 ("OBRA") limits the deduction by public companies of compensation of certain executive officers to $1 million per year, per executive officer, unless certain criteria are met. Executive compensation in 1998 did not exceed this limit. It is the Company's policy to comply whenever appropriate and possible with the requirements of OBRA applicable to the qualification of any such compensation for deductibility, and the Committee continues to review issues relating to this compensation deduction limitation.

                                                          COMPENSATION COMMITTEE

                                                                 O. Wayne Gaunce
                                                               Jack A. Laughery


             COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Immediately prior to its initial public offering of Common Stock in June 1993, the Company's Board of Directors adopted a policy requiring that all future transactions with affiliates be on terms comparable to those that the Company could obtain from unaffiliated third parties. In addition, the policy requires that all such transactions be approved by a majority of the members of the Board who are not officers or employees of the Company and who do not have an interest in the transaction.

     The current members of the Compensation Committee, Messrs. Gaunce and Laughery, are franchisees of the Company. In addition, Mr. Sherman provides consulting services to the Company pursuant to a consulting agreement, as described below under "Consulting Agreement." Set forth below is a description of transactions during the Company's last fiscal year involving these directors, as well as other directors and executive officers of the Company.

FRANCHISE AND DEVELOPMENT ARRANGEMENTS

     Prior to the Company's initial public offering of Common Stock in June 1993, certain executive officers and directors of the Company acquired equity interests in entities that were franchisees of the Company and that had rights to develop Papa John's restaurants. Certain of the entities acquired development rights at reduced development fees and also pay a reduced franchise fee when each restaurant is opened. However, such entities pay royalties at the same rate as other franchisees. The Company has entered into additional franchise and development agreements with non-employee directors and executive officers of the Company and entities in which they have an equity interest, and may continue to do so in the future. It is expected that any such arrangements will be on terms no more favorable than with independent third parties.

     Set forth below is a description of franchise and development arrangements between the Company and entities in which the Company's executive officers and directors, as well as their immediate family members, have an equity interest as of the end of the fiscal year or prior to an acquisition of the entity, and the amount of franchise fees, development fees and royalties earned by or paid to the Company from such entities during the last fiscal year. Such entities also purchase various food and other products from the Company's commissary system and may purchase the equipment and other items needed to open a Papa John's restaurant from the Company. All such purchases and sales are made on terms and at rates identical to those that may be obtained from the Company by an independent franchisee.


 NAME AND PERCENTAGE OWNED                                         FRANCHISE ENTITY -- AMOUNTS EARNED/DEVELOPMENT RIGHTS

 John H. Schnatter (76.00%)                                        JOE K CORPORATION -- Operates one restaurant in Louisville,
 Annette Schnatter (24.00%)                                        Kentucky.  Paid royalties of $44,377 in 1998.  John and Annette
                                                                   Schnatter are husband and wife.

 Richard F. Sherman (79.50%)                                       SHERFIZ, INC. AND SHERFIZ II, INC. -- Operates two restaurants
 John H. Schnatter (8.25%)                                         in Ohio and one in West Virginia.  Paid royalties of $97,285 in
                                                                   1998.

 Richard F. Sherman (80.00%)                                       P.J. CAMBRIDGE, INC. -- Operates one restaurant in Ohio and two
 John H. Schnatter (8.00%)                                         in West Virginia.  Paid royalties of $79,045 in 1998.

 Blaine E. Hurst (51.00%)                                          MOUNTAIN PIZZA GROUP, L.L.C.(1) -- Operated seven restaurants in Colorado.  Paid royalties of $91,726 in 1998.

 Wade S. and Elizabeth Oney (100.00%)                              BAM-BAM PIZZA, INC. -- Operates 12 restaurants in Florida.
                                                                   Franchise and development fees earned by the Company in 1998 were $37,500.  Paid royalties of $336,327 in 1998.  Wade and
                                                                   Elizabeth Oney are husband and wife.

 Wade S. Oney (100.00%)                                            L-N-W PIZZA, INC. -- Operates 12 restaurants in Florida.  Paid royalties of $464,976 in 1998.

 Wade S. Oney (50.00%)                                             BROWN'S PIZZA, INC. -- Operates two restaurants in Florida.
                                                                   Franchise and development fees earned by the Company in 1998 were $20,000.  Paid royalties of $32,808 in 1998.

 Nicholas H. Sherman (9.25%)                                       PJ LOUISIANA, INC. (F/K/A EASY CHEESE, L.L.C.)(2) -- Operated
 Merida L. Sherman (9.25%)                                         12 restaurants in Louisiana.  Franchise and development fees earned by the Company in 1998 were $75,500.  Paid royalties of
                                                                   $312,827 in 1998.  Nicholas and Merida Sherman are the children of Richard F. Sherman.

 Nicholas H. Sherman (4.70%)                                       MICHIGAN CHEESE, INC. -- Operates one restaurant in Michigan.
 Merida L. Sherman (4.70%)                                         Paid royalties of $21,866 in 1998.

 Richard F. Sherman (20.00%)                                       PJ CAROLINA, INC. -- Operates three restaurants in North
                                                                   Carolina.  Franchise and development fees earned by the Company in 1998 were $40,000.  Paid royalties of $39,589 in 1998.

 Richard F. Sherman (20.74%)                                       PJ UTAH, L.L.C.(2) -- Operated 14 restaurants in Utah.
 Jack A. Laughery (10.90%)                                         Franchise and development fees earned by the Company in 1998 were $120,000.  Paid royalties of $245,044 in 1998.

 Richard F. Sherman (7.90%)                                        PJ AMERICA, INC. ("PJ America") -- PJ America operates 82
 Jack A. Laughery (4.60%)                                          restaurants in Virginia, Alabama, Texas, Oregon, Washington and
                                                                   California.  Franchise and development fees earned by the
                                                                   Company in 1998 were $338,500.  Paid royalties of $2,096,218 in
                                                                   1998.


                                        -13-


 Richard F. Sherman (20.80%)                                       PJIOWA, L.C. -- Operates 13 restaurants in Iowa and two
 Jack A. Laughery (20.80%)                                         restaurants in Illinois.  Franchise and development fees earned by the Company in 1998 were $92,500.  Paid royalties of
                                                                   $227,225 in 1998.

 Jack A. Laughery (16.86%)                                         HOUSTON PIZZA VENTURE, LLC  -- Operates 46 restaurants in
 Helen Laughery (4.00%)                                            Texas.  Franchise and development fees earned by the Company in
 Brenda Weinke (2.00%)                                             1998 were $185,000.  Paid royalties of $1,070,063 in 1998.
 Kelly Winstead (2.00%)                                            Helen Laughery is the wife of Jack Laughery, and Brenda Weinke,
 M. Christine Laughery  (2.00%)                                    Kelly Winstead, M. Christine Laughery and Sarah McCauley are
 Sarah McCauley (2.00%)                                            his daughters.

 Jack A. Laughery (25.00%)                                         PJ NEW ENGLAND, LLC -- Operates 22 restaurants in Connecticut,
                                                                   Massachusetts, Rhode Island, Maine, New Hampshire and Vermont.
                                                                   Franchise and development fees earned by the Company in 1998 were $200,000.  Paid royalties of $314,194 in 1998.

 Michael W. Pierce (70.00%)                                        MISSOURI PIZZA GROUP, LLC -- Operates five restaurants in
                                                                   Missouri.  Franchise and development fees earned by the Company in 1998 were $20,000.  Paid royalties of $157,239 in 1998.

 Michael W. Pierce (70.00%)                                        ARKANSAS PIZZA GROUP, INC. -- Operates 13 restaurants in
                                                                   Arkansas.  Paid royalties of $309,222 in 1998.

 Michael W. Pierce (90.00%)                                        OKLAHOMA PIZZA GROUP, LLC -- Operates four restaurants in
                                                                   Oklahoma.  Paid royalties of $79,537 in 1998.

 Wayne Gaunce (25.33%)                                             H & H PIZZA, INC.; ILMO, INC.; P & G PIZZA, INCORPORATED; AND
 Patrick Gaunce (35.00%)                                           OWG, INC. -- These entities operated 35 restaurants during 1998 in Kentucky, Tennessee, Illinois, Mississippi, Missouri and
                                                                   Alabama.  Franchise and development fees earned by the Company from these entities in 1998 were $25,000.  Paid royalties
                                                                   aggregating $909,436 in 1998.  Patrick Gaunce is the son of
                                                                   Wayne Gaunce.

 Wayne Gaunce (15.20%)                                             TEXAS P.B., INC. -- Operates six restaurants in Texas.
 Patrick Gaunce (21.00%)                                           Franchise and development fees earned by the Company in 1998 were $20,000.  Paid royalties of $162,378 in 1998.

 Patrick Gaunce (100%)                                             SPG, INC. -- Operates two restaurants in Bowling Green,
                                                                   Kentucky.  Paid royalties of $93,589 in 1998.

 Wayne Gaunce (12.67%)                                             MICHIGAN RESTAURANT GROUP, INC. -- Operates nine restaurants in
 Patrick Gaunce (17.50%)                                           Michigan.  Franchise and development fees earned by the Company in 1998 were $37,000.  Paid royalties of $213,831 in 1998.

 Wayne Gaunce (12.67%)                                             CAMELBACK PIZZA, INC. -- Operates 20 restaurants in Arizona.
 Patrick Gaunce (18.20%)                                           Franchise and development fees earned by the Company in 1998 were $100,000.  Paid royalties of $311,226 in 1998.

 Wayne Gaunce (8.44%)                                              MIRAGE PIZZA, INC. -- Operates one restaurant in Arizona.
 Patrick Gaunce (11.67%)                                           Franchise and development fees earned by the Company in 1998 were $20,000.  Paid royalties of $16,958 in 1998.


________________________

(1) During December 1997, the Company acquired a 49% equity ownership interest in Mountain Pizza Group, L.L.C. ("MPG"), an entity that operated seven Papa John's restaurants in Denver, Colorado, for $150,000 in cash. The 49% equity ownership interest was acquired from Blaine E. Hurst, who remained the 51% majority owner of MPG until July 1998, when the Company acquired the remaining ownership interest for $565,000 in cash.

(2) PJ Louisiana, Inc. and PJ Utah, L.L.C. were acquired by PJ America, Inc. during the 1998 fiscal year. Franchise and development fees earned by the Company and royalties paid after the acquisitions are reported as having been earned from or paid by PJ America, Inc.

PJ AMERICA, INC. STOCK WARRANT

     PJ America, Inc., Papa John's largest franchisee ("PJ America"), completed an initial public offering of its common stock ("IPO") effective October 25, 1996. In connection with the IPO, PJ America issued a warrant to purchase 225,000 shares of its common stock to the Company. The warrant is exercisable in whole or in part at any time within five years from the closing date of the IPO, and the purchase price of each share of PJ America common stock pursuant to the warrant is $11.25 per share (90% of the IPO price of $12.50 per share). The warrant was issued by PJ America to the Company in consideration for the grant by the Company of rights to enter into development agreements for certain specified territories and the waiver by the Company of certain market transfer fees. The Company's agreement with PJ America anticipates that PJ America will pay standard development and franchise fees in connection with opening restaurants in the specified territories. In addition to his ownership interest as set out above, Mr. Sherman is Chairman of the Board of PJ America. Charles Schnatter is also a director of PJ America.

FRANCHISEE LOAN PROGRAM

     In 1996, the Company established a program under which selected franchisees could borrow funds for use in the construction and development of their restaurants from Capital Delivery, Ltd., a wholly owned subsidiary of the Company. Loans under the program typically bear interest at fixed or floating rates (ranging from 5.5% to 9.8% at December 27, 1998), and are generally secured by the fixtures, equipment, signage (and, where applicable, the land) of each restaurant, the ownership interests in the franchisee and, in certain circumstances, guarantees of the franchisee owners. Under the terms of the applicable loan agreement, interest only is payable over the term of the loan, generally 12 to 24 months. Thereafter, if the loan is not in default, the franchisee may convert the loan to a term loan with principal and interest payable monthly, amortized over a four- to six-year term.

     Set forth below is a description of franchise loan transactions between Capital Delivery, Ltd. and entities in which the Company's executive officers and directors, as well as their immediate family members, have an equity interest, the amount outstanding and the rate of interest paid on such loans as of February 23, 1999. The amount outstanding shown is equal to the largest aggregate amount of indebtedness of each entity under the franchisee loan program since the beginning of the Company's last fiscal year or the outstanding principal balance for franchise loans that have converted to term loans.


                                                                    PRINCIPAL AMOUNT      INTEREST
          NAME AND                                                  OUTSTANDING AT          RATE
     PERCENTAGE OWNED                     FRANCHISEE               FEBRUARY 23, 1999         (%)
     ----------------                     ----------               ------------------  --------------
Jack A. Laughery (16.86%)          Houston Pizza Venture, LLC         $2,000,000           8.75%
Helen Laughery (4.00%)
Brenda Weinke (2.00%)
Kelly Winstead (2.00%)
M. Christine Laughery (2.00%)
Sarah McCauley (2.00%)

Michael W. Pierce (70.00%)         Missouri Pizza Group, LLC             788,474           8.75%

Wade S. Oney and
Elizabeth Oney (100%)              Bam-Bam Pizza, Inc.                 1,526,198           7.50%

Wade S. Oney (100%)                L-N-W Pizza, Inc.                     371,322           8.00%


CONSULTING AGREEMENT

     The Company and Mr. Sherman are parties to a Consulting Agreement dated March 29, 1991, as amended (the "Consulting Agreement"), pursuant to which the Company pays Mr. Sherman a monthly consulting fee of $10,000 (as of February 1999) and provides him with group health insurance. The total amount paid to Mr. Sherman in 1998 under the Consulting Agreement was $90,000, and the value of group health benefits provided to Mr. Sherman in 1998 was $3,300. Mr. Sherman is also entitled to compensation at a rate of $157 per hour for each hour of consulting service provided in excess of 30 hours per month. Under the Consulting Agreement, Mr. Sherman was awarded an option on April 1, 1991, to purchase 617,873 shares of Common Stock at an exercise price of $0.05 per share. The option has been exercised. After termination of the Consulting Agreement, Mr. Sherman has agreed not to compete with the Company in any capacity for a period of 12 months, and in any business that offers pizza on a delivery basis anywhere in the United States for a period of two years.

OTHER TRANSACTIONS

     During 1998, the Company paid $950,218 to Hampton Airways, Inc. ("Hampton") and $15,924 to Hemisphere Airways, Inc. ("Hemisphere") for charter aircraft services. Included in the amount paid to Hampton is $194,019 for use of a charter aircraft owned by RFS Aviation Corporation ("RFS"). Hampton's sole shareholder is John Schnatter, the Company's Founder and Chief Executive Officer. Hemisphere was owned 50% by John Schnatter and 50% by Charles Schnatter, the Company's Senior Vice President, Secretary and General Counsel, until its dissolution effective December 28, 1998. RFS's sole shareholder is Richard F. Sherman, a director of the Company. The Company believes the rates charged to the Company were at or below rates that could have been obtained from an independent third party for similar aircraft.

     During 1998, the Company advanced a total of $283,817 to Joe K Corporation ("Joe K"), a franchisee owned by the Company's Founder and Chief Executive Officer and his spouse, toward construction, design and equipment costs of a new prototype restaurant in Louisville, Kentucky. The advances were made during the design and construction phase of the project in consideration of Joe K's willingness to permit the Company to test certain experimental and prototypical construction, design and equipment ideas in the restaurant. Additional advances were made in 1999 and construction of the restaurant was completed in February 1999. Upon a final accounting of the project and a replication of the facility in a second location in 1999, Joe K will repay the Company the actual costs Joe K would have incurred to construct the restaurant had final design and construction plans been available at the beginning of the project. The Company will be responsible for the remaining development costs associated with the project.

               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file initial stock ownership reports and reports of changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market. Based on a review of these reports and written representations from the reporting persons, the Company believes that all applicable Section 16(a) reporting requirements were complied with for all Common Stock transactions in 1998.

[LETTERHEAD]


                Comparison of Five-Year Cumulative Total Returns
                             Performance Graph for
                        Papa John's International, Inc.

PREPARED BY THE CENTER FOR RESEARCH IN SECURITY PRICES
Produced on 03/26/1999 including data to 12/24/1998


                       Date        Company Index    Market Index     Peer Index
                    12/23/1993         100.000         100.000         100.000
                    01/27/1994         100.000         104.553         100.650
                    02/25/1994          99.083         103.533          99.686
                    03/25/1994         114.679         103.579         101.295
                    04/26/1994          94.495          97.051          94.030
                    05/27/1994          93.578          96.932          87.737
                    06/27/1994          92.661          93.168          82.365
                    07/27/1994          92.661          94.247          82.504
                    08/26/1994          98.165         101.304          88.424
                    09/27/1994          96.330         100.243          85.763
                    10/27/1994         110.092         102.003          83.045
                    11/25/1994         108.486          98.975          75.817
                    12/23/1994         100.000          98.923          73.123
                    01/27/1995         115.826         101.326          76.546
                    02/27/1995         114.679         104.902          79.135
                    03/27/1995         116.055         110.077          78.678
                    04/27/1995         129.358         112.342          81.273
                    05/26/1995         130.275         116.669          86.872
                    06/27/1995         130.275         123.121          87.642
                    07/27/1995         159.633         135.441          92.413
                    08/25/1995         147.706         136.888          95.046
                    09/27/1995         158.716         137.833          91.982
                    10/27/1995         136.238         137.846          89.030
                    11/27/1995         155.046         138.389          91.784
                    12/29/1995         151.147         141.804          89.450
                    01/26/1996         155.963         140.014          85.661
                    02/27/1996         194.495         148.752          91.151
                    03/27/1996         220.183         147.275          97.417
                    04/26/1996         262.844         160.175         102.807
                    05/24/1996         273.853         168.716         102.862
                    06/27/1996         266.972         157.897          99.321
                    07/26/1996         230.504         146.088          89.905
                    08/27/1996         255.963         155.399          95.367
                    09/27/1996         279.358         166.710          94.287
                    10/25/1996         279.358         164.504          87.126
                    11/27/1996         271.445         173.827          91.206
                    12/27/1996         268.864         174.592          86.921
                    01/27/1997         223.968         182.791          87.421
                    02/27/1997         204.358         176.829          81.124
                    03/27/1997         218.807         168.744          78.228
                    04/25/1997         190.940         163.071          70.645
                    05/27/1997         264.220         190.464          77.675
                    06/27/1997         288.991         194.528          80.209
                    07/25/1997         287.958         212.317          83.228
                    08/27/1997         287.958         216.596          80.139
                    09/26/1997         268.348         227.810          85.113
                    10/27/1997         262.156         208.109          78.716
                    11/26/1997         272.477         216.720          80.394
                    12/26/1997         262.156         205.820          73.877
                    01/27/1998         271.445         214.897          72.189
                    02/27/1998         306.536         241.414          82.911
                    03/27/1997         320.986         248.508          85.982
                    04/27/1998         331.307         247.536          83.384
                    05/27/1998         324.082         240.601          80.426
                    06/26/1998         328.727         253.519          78.558
                    07/27/1998         319.954         262.468          74.431
                    08/27/1998         248.738         229.960          63.249
                    09/25/1998         286.926         238.789          59.075
                    10/27/1998         298.795         234.904          62.066
                    11/27/1998         343.692         276.178          65.348
                    12/24/1998         338.532         297.313          66.028


The index level for all series was set to 100.0 on 12/23/1993

                                    Legend

-------------------------------------------------------------------------------------------------------------------------

Symbol   CRSP Total Returns Index for:                     12/1993    12/1994    12/1995    12/1996    12/1997    12/1998
------   ----------------------------                      -------    -------    -------    -------    -------    -------
  -      Papa John's International Inc.                     100.0      100.0      151.1      268.9      262.2      338.5
  *      Nasdaq Stock Market (US Companies)                 100.0       98.9      141.8      174.6      205.8      297.3
  =      NASDAQ Stocks (SIC 5800-5899 US Companies)         100.0       73.1       89.4       86.9       73.9       66.0
         Eating and drinking places

Notes:
    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D. The index level for all series was set to $100.0 on 12/23/1993.

-------------------------------------------------------------------------------------------------------------------------

                2.  PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S
                         1993 STOCK OWNERSHIP INCENTIVE PLAN

     The Board of Directors has adopted, and recommends that stockholders approve, an amendment to the Company's 1993 Stock Ownership Incentive Plan (the "1993 Plan"). This amendment is being made to increase the number of shares of Common Stock reserved for issuance under the 1993 Plan from 6,000,000 shares to 6,400,000 shares. At March 26, 1999, options to purchase 4,544,062 shares of Common Stock were outstanding, and 31,700 restricted shares had been issued, under the 1993 Plan. The Company has issued options to purchase 45,000 shares to executive officers, including options to purchase 5,000 shares each to John H. Schnatter, Robert J. Wadell and E. Drucilla Milby, and options to purchase 485,513 shares to employees who are not executive officers, subject to approval of this amendment. At March 26, 1999, 123,422 shares would have been available for issuance under the 1993 Plan if this amendment had been in effect, taking into account the grants subject to approval of this amendment. The proposed amendment does not affect the provision in the 1993 Plan that limits the maximum aggregate number of shares of restricted stock (which is limited to 225,000) that may be issued under the 1993 Plan.

     The Board of Directors of the Company also has adopted, subject to stockholder approval, the Papa John's International, Inc. 1999 Team Member Stock Ownership Plan (the "1999 Plan"). See "PROPOSAL TO APPROVE ADOPTION OF THE COMPANY'S 1999 TEAM MEMBER STOCK OWNERSHIP PLAN." If the Company's stockholders approve adoption of the 1999 Plan, the Company does not intend to grant any significant number of options under the 1993 Plan in the future (excluding the options granted subject to stockholder approval of this amendment).

     Upon stockholder approval of the amendment, the Company intends to file a registration statement on Form S-8 under the Securities Act of 1933, as amended, with respect to the additional shares issuable under the 1993 Plan.

DESCRIPTION OF THE 1993 PLAN

     The 1993 Plan was approved by the Company's Board of Directors and stockholders in 1993. The 1993 Plan permits awards to the Company's employees of performance units (which may be paid in cash or shares of Common Stock), restricted stock and stock options. The 1993 Plan currently reserves for issuance an aggregate of 6,000,000 shares of Common Stock, no more than 225,000 shares of which may be issued in the form of restricted shares. The 1993 Plan is intended to advance the interests of the Company and its stockholders by encouraging employees, who are largely responsible for the long-term success and development of the Company, to acquire and retain an ownership interest in the Company. The Company believes that equity incentives represented by stock options enhance the Company's ability to attract and retain needed personnel. The amendment to the 1993 Plan increases the number of shares of Common Stock reserved for issuance under the 1993 Plan by 400,000 shares.

     Employees of the Company are eligible to receive awards under the 1993 Plan when designated by the committee responsible for administering the 1993 Plan (the "Committee"). The Committee may designate eligible employees as it deems appropriate. At December 27, 1998, the Company had approximately 14,321 employees.

     Restricted stock consists of shares of Common Stock that are sold or transferred by the Company to an employee at a price that may be below their fair market value or for no payment, but subject to restrictions on their sale or other transfer by the employee.

     Performance units are rights to receive a payment from the Company that may be payable in cash or shares of Common Stock or both, provided certain performance standards are met. The 1993 Plan provides that the Committee will determine the performance goals based on business criteria that may include net income, earnings per share or return on equity for the Company, or net income or return on equity for a region, subsidiary or other unit of the Company ("Performance Goals"). The Committee may establish more than one level of performance criteria such that a portion of the maximum number of performance units is allocated if a level (other than the highest level) is attained. The Committee also determines the number of performance units to be granted. The Committee is required to establish Performance Goals applicable to a fiscal year within 90 days of the commencement of that year and the maximum number of performance units that may be allocated to a participant in a calendar year is limited to 150,000 units. Moreover, the Committee is required to certify that the Performance Goals have been satisfied prior to the payment of any units. To date, no performance units have been awarded under the 1993 Plan.

     The Committee may also grant stock options under the 1993 Plan. The Committee determines the number and purchase price of the shares of Common Stock subject to an option, the term of each option and the time or times during its term when the option becomes exercisable. The term of a stock option may not exceed ten years from the date of grant and generally may not be exercised earlier than six months after the date of grant. No stock option will be issued with an exercise price below the fair market value of a share of Common Stock on the date of grant. On the Record Date, the closing price per share of the Company's Common Stock as reported on the Nasdaq Stock Market was $44.00. The maximum number of stock options that may be awarded to any participant in any calendar year is limited to options for no more than 250,000 shares.

     Stock options granted under the 1993 Plan may be either incentive stock options ("ISOs") that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or stock options that do not so qualify ("NQSOs"). ISOs granted to any employee holding more than 10% of the combined voting power of all classes of stock of the Company must be granted with an exercise price of not less than 110% of fair market value. To date, no ISOs have been awarded under the 1993 Plan. Optionees may exercise options under the 1993 Plan by paying cash, tendering shares of Common Stock or through a cashless exercise procedure. Upon a Change in Control (as defined in the 1993 Plan) of the Company, all outstanding options will become fully vested and immediately exercisable.

     The number of shares of Common Stock available for issuance under the 1993 Plan will be adjusted in the event of a merger, consolidation, reorganization, stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock. Any shares of Common Stock reserved for issuance under the 1993 Plan in excess of the number of shares as to which options or other benefits are actually awarded under the 1993 Plan, plus any shares as to which options or other benefits awarded under the 1993 Plan may lapse, expire, terminate or be canceled, generally will be either (i) available for the grant of future awards under the 1993 Plan, or (ii) if the 1999 Plan receives stockholder approval, reserved and available for issuance or reissuance under the 1999 Plan.

     The 1993 Plan will terminate on the earliest to occur of (i) the date when all shares of Common Stock available under the 1993 Plan have been acquired through the exercise of options, lapse of restrictions or payment of benefits under the 1993 Plan, (ii) April 15, 2003, or (iii) such other date as the Board of Directors may determine. The Board may amend, modify or terminate the 1993 Plan, but may not, without the prior approval of stockholders, make any amendment that would materially increase the benefits accruing to participants under the 1993 Plan, materially increase the total number of shares of Common Stock that may be issued under the 1993 Plan or materially modify the class of employees eligible to participate in the 1993 Plan, if such approval is required by the Code, Section 16 of the Securities Exchange Act of 1934 ("Exchange Act") and the rules promulgated thereunder, any national securities exchange or system on which the Common Stock is then listed or reported or a regulatory body having jurisdiction over the Company. No amendments to the 1993 Plan will impair the rights of any participant without such participant's consent.

FEDERAL INCOME TAX CONSEQUENCES

     Because tax results may vary due to individual circumstances, participants in the 1993 Plan are urged to consult their personal tax advisors regarding tax consequences of awards or grants, or the sale of any shares received, under the 1993 Plan. The Federal income tax consequences of awards under the 1993 Plan, as previously disclosed to stockholders, will not be affected by the proposed amendment.

     NON-QUALIFIED STOCK OPTIONS

     The granting of a NQSO does not produce taxable income to the optionee or a tax deduction to the Company. Taxable ordinary income generally will be recognized by the optionee at the time of exercise in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the aggregate option price. The

Company is entitled to a corresponding Federal income tax deduction. The tax basis for the shares acquired is the option price plus the taxable income recognized.

     INCENTIVE STOCK OPTIONS

     In the case of an ISO, an optionee will not recognize any taxable income at the time of grant and the Company will not be entitled to a Federal income tax deduction. No income will be recognized by an optionee at the time of exercise of the ISO. If the optionee holds the shares acquired upon exercise of the ISO for at least two years from the date of grant of the ISO and at least one year from the date of exercise, the optionee would realize taxable long-term capital gain or loss upon a subsequent sale of the shares at a price different from the option price. If the foregoing holding period is met, no deduction would be allowed to the Company for Federal income tax purposes at any time. If, however, the optionee disposes of the shares prior to satisfying the required holding period, generally (1) the optionee would realize ordinary income in the year of such disposition in an amount equal to the difference between (a) the fair market value of such shares on the date of exercise or (b) the sales price, whichever is less, and the option price; (2) the Company would be entitled to a deduction for such year in the amount of the ordinary income so realized; and
(3) the optionee would realize capital gain in an amount equal to the difference between (a) the amount realized upon the sale of the shares and (b) the option price plus the amount of ordinary income, if any, realized upon the disposition.

     RESTRICTED STOCK

     In the absence of an election under section 83(b) of the Code ("Section 83(b) Election"), a participant who receives restricted stock will recognize no
income at the time of issuance.   When the restriction period expires with
respect to shares of restricted stock, a participant will recognize ordinary income equal to the fair market value of the shares as of the date the restrictions expire over the amount paid for such shares (if any). The participant's basis for the shares is equal to the amount paid (if any) plus the ordinary income recognized, and the holding period begins just after the restriction period ends. An employee may, however, make a Section 83(b) Election to include in income in the year of purchase or grant the excess of the fair market value of the shares (computed without regard to the restrictions) on
the date of purchase or grant over their purchase price.   The Company will be
entitled to a deduction in the same year and in the same amount as income is recognized by the participant. If a Section 83(b) Election is made, a participant's basis for the shares will be the amount paid for the shares, if any, plus the ordinary income recognized.

     PERFORMANCE UNITS

     Generally, performance units granted to a participant will be taxable to the participant in the amount of cash and the fair market value of shares received. The Company will be entitled to a deduction for such amount at the time it is includible in the income of the participant.

     The affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, is required for the approval of this amendment to the 1993 Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1993 PLAN AMENDMENT. Shares of Common Stock covered by proxies executed and received in the accompanying form will be voted in favor of the amendment, unless otherwise specified on the proxy.


                     3.  PROPOSAL TO APPROVE AN AMENDMENT TO THE
             COMPANY'S 1993 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

PROPOSED AMENDMENT

     The Board of Directors has authorized an amendment to the Company's 1993 Stock Option Plan for Non-Employee Directors (the "Director Plan") to increase the number of shares of Common Stock reserved for issuance under the Director Plan from 270,000 to 370,000 shares. At March 26, 1999, options to purchase 208,000 shares of Common Stock under the Director Plan were outstanding, and 106,750 shares would have been available for issuance under the Director Plan if this amendment had been in effect.

DESCRIPTION OF THE DIRECTOR PLAN

     The Director Plan was approved by the stockholders and Board of Directors of the Company in 1993. The Director Plan currently reserves for issuance an aggregate 270,000 shares of Common Stock under the Director Plan. The Director Plan is intended to promote the interests of the Company and its stockholders by encouraging non-employee directors of the Company to acquire an ownership interest in the Company. Under the terms of the Director Plan, non-employee directors who do not otherwise hold options to purchase shares of Common Stock upon their initial election to the Board of Directors are awarded options to purchase 27,000 shares of Common Stock upon joining the Board. Each director (regardless of option ownership) is eligible to receive an additional option to purchase 13,500 shares of Common Stock after three years of continuous Board service. All options are granted at fair market value and, as to the options described in this paragraph, vest in equal one-third installments upon the earlier of each subsequent Annual Meeting of Stockholders or the anniversary of the option grant date.

     The Director Plan also provides that, in addition to other options awarded under the Director Plan, any non-employee director who serves on the Executive Committee of the Board of Directors shall receive an annual award of an option to purchase 7,500 shares of Common Stock. Those options vest at six-month intervals in installments of 25% each, beginning six months after the option award date.

     Only NQSOs may be granted under the Director Plan and the options must have an exercise price equal to the fair market value of the Common Stock at the date of grant. Upon a Change in Control (as defined in the Director Plan) of the Company, the optionee has the right to exercise the option in full. Options may be paid for in cash at the time of exercise, except that in lieu of all or part of such payment, an optionee may tender shares of Common Stock having a fair market value equal to the exercise price, less any amount paid in cash. The term of options granted under the Director Plan will expire on the earliest of
(i) three months after the optionee ceases to be a director for any reason other than death, disability or removal for cause, (ii) one year after the optionee ceases to be a director by reason of death or disability, (iii) a director's removal for cause or (iv) 10 years after the date of grant.

     The Director Plan is designed to operate automatically and not to require administration. However, to the extent administration is required, it is provided by the Compensation Committee of the Board of Directors, or by any other committee consisting of two or more disinterested persons appointed by the Board of Directors. The number of shares available for issuance under the Director Plan will be adjusted in the event of a merger, consolidation, reorganization, stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock. Shares of Common Stock subject to, but not delivered under, an option terminating or expiring for any reason prior to its exercise in full will be available for the grant of future options under the Director Plan.

     The Board of Directors may amend, modify or terminate the Director Plan, but may not, without the prior approval of stockholders, make any amendment that would materially increase the benefits accruing to non-employee directors under the Director Plan, increase the total number of shares of Common Stock which may be issued under the Director Plan or modify the eligibility requirements to receive options under the Director Plan. The Director Plan will terminate on the earliest to occur of (i) the date when all Common Stock available under the Director Plan is acquired through the exercise of options, (ii) April 15, 2003 or (iii) such other date as the Board of Directors may determine.

FEDERAL INCOME TAX CONSEQUENCES

     The Federal income tax consequences of option awards under the Director Plan, as previously disclosed to stockholders, are not affected by the amendment. The granting of an NQSO does not produce taxable income to the optionee or a tax deduction to the Company. Taxable ordinary income will generally be recognized by the optionee at the time of exercise in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the aggregate option price. The Company will be entitled to a corresponding Federal income tax deduction.

     The affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, is required for approval of this amendment to the Director Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE DIRECTOR PLAN AMENDMENT. Shares of Common Stock covered by proxies executed and received in the accompanying form will be voted in favor of the amendment, unless otherwise specified on the proxy.


                       4.  PROPOSAL TO APPROVE ADOPTION OF THE
                   COMPANY'S 1999 TEAM MEMBER STOCK OWNERSHIP PLAN

     The Board of Directors has adopted, and recommends that stockholders approve, the Company's 1999 Team Member Stock Ownership Plan (the "1999 Plan"), a copy of which is attached to this Proxy Statement as Exhibit A. No grants of stock options or awards of other benefits under the 1999 Plan have been made.

     Upon stockholder approval of the amendment, the Company intends to file a registration statement on Form S-8 under the Securities Act of 1933, as amended, with respect to the shares issuable under the 1999 Plan.

DESCRIPTION OF THE 1999 PLAN

     The 1999 Plan was approved by the Company's Board of Directors on February 25, 1999. The 1999 Plan permits the award to eligible participants of performance units (which may be paid in cash or shares of Common Stock), restricted stock and stock options. The 1999 Plan is intended to advance the interests of the Company and its stockholders by encouraging eligible participants, who are largely responsible for the long-term success and development of the Company, to acquire and retain an ownership interest in the Company. The Company believes that equity incentives enhance the Company's ability to attract and retain needed personnel.

     The 1999 Plan reserves for issuance an aggregate of 1,000,000 shares of Common Stock, no more than 100,000 of which may be used in the form of restricted stock. In addition, any shares of Common Stock reserved for issuance under the 1993 Plan in excess of the number of shares as to which options or other benefits are actually awarded under the 1993 Plan, plus any shares as to which options or other benefits awarded under the 1993 Plan may lapse, expire, terminate or be canceled, shall also be reserved and available for issuance or reissuance under the 1999 Plan.

     Employees of the Company and its subsidiaries and consultants or other advisors providing services to the Company or a subsidiary are eligible to receive awards under the 1999 Plan when designated by the committee responsible for administering the 1999 Plan (the "Committee"). The Committee may designate eligible participants as it deems appropriate.

     Restricted stock consists of shares of Common Stock that are sold or transferred by the Company to a participant at a price that may be below their fair market value or for no payment, but subject to restrictions on their sale or other transfer by the participant. The maximum number of shares of restricted stock issued under the 1999 Plan that may be awarded to any participant in any calendar year is 100,000 shares.

     Performance units are rights to receive a payment from the Company that may be payable in cash or shares of Common Stock or both, provided certain performance standards are met. The 1999 Plan provides that the Committee will determine the performance goals based on business criteria that may include net income, growth in net income, earnings per share, growth in earnings per share, return on equity or return on capital for the Company, or for a region, subsidiary or other operating unit of the Company ("Performance Goals"). The Committee may establish more than one level of performance criteria such that a portion of the maximum number of performance units is allocated if a level (other than the highest level) is attained. The Committee also determines the number of performance units to be granted. The maximum payment that can be made pursuant to performance units allocated to a participant in a calendar year is $1,000,000. Moreover, the Committee is required to certify that the Performance Goals have been satisfied prior to payments with respect to any units.

     The Committee may also grant stock options under the 1999 Plan. The Committee determines the number and purchase price of the shares of Common Stock subject to an option, the term of each option and the time or times during its term when the option becomes exercisable. The term of a stock option may not exceed ten years from the date of grant and generally may not be exercised earlier than six months after the date of grant. No stock option will be issued with an exercise price below the fair market value of a share of Common Stock on the date of grant. On the Record Date, the closing price per share of the Company's Common Stock as reported on the Nasdaq Stock Market was $44.00. The maximum number of stock options that may be awarded to any participant in any calendar year is limited to options for no more than 250,000 shares.

     Stock options granted under the 1999 Plan may be either ISOs or NQSOs. ISOs granted to any participant holding more than 10% of the combined voting power of all classes of stock of the Company must be granted with an exercise price of not less than 110% of fair market value. Optionees may exercise options under the 1999 Plan by paying cash, tendering shares of Common Stock, through a cashless exercise procedure, or any other reasonable consideration that the Committee deems appropriate. Upon a Change in Control (as defined in the 1999 Plan) of the Company, all outstanding options will become fully vested and immediately exercisable.

     The number of shares of Common Stock available for issuance under the 1999 Plan will be adjusted in the event of a merger, consolidation, reorganization, stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock. Shares of Common Stock subject to, but not delivered under, an award terminating or expiring for any reason generally will be available for the grant of future awards under the 1999 Plan.

     The 1999 Plan will terminate on the earliest to occur of (i) the date when all shares of Common Stock available under the 1999 Plan have been acquired through the exercise of options, lapse of restrictions or payment of benefits under the 1999 Plan, (ii) February 25, 2009, or (iii) such earlier date as the Board of Directors may determine. The Board may amend, modify or terminate the 1999 Plan, but no amendment shall be made without the prior approval of stockholders, if such approval is necessary to satisfy any applicable regulation or tax law and the Board determines that it is appropriate to seek stockholder approval. No amendments to the 1999 Plan will adversely affect an outstanding award without the participant's consent.

FEDERAL INCOME TAX CONSEQUENCES

     Because tax results may vary due to individual circumstances, participants in the 1999 Plan are urged to consult their personal tax advisors regarding tax consequences of awards or grants, or the sale of any shares received, under the
1999 Plan.   For a discussion of the Federal income tax consequences of awards under the 1999 Plan, see "Federal Income Tax Consequences" under "PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1993 STOCK OWNERSHIP INCENTIVE PLAN," which applies as well to awards under the 1999 Plan.

     The affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, is required for the approval of the 1999 Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE ADOPTION OF THE COMPANY'S 1999 TEAM MEMBER STOCK OWNERSHIP PLAN. Shares of Common Stock covered by proxies executed and received in the accompanying form will be voted in favor of the 1999 Plan, unless otherwise specified on the proxy.


              5.  RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors will request stockholders to ratify its selection of Ernst & Young LLP, independent auditors, to examine the consolidated financial statements of the Company for the fiscal year ending December 26, 1999. Ernst & Young LLP has audited the Company's financial statements since 1991. Representatives of Ernst &

Young LLP will be present at the Annual Meeting to make a statement if they desire to do so and respond to questions by stockholders. The affirmative vote of a majority of the shares represented at the meeting is required for the ratification of the Board's selection of Ernst & Young LLP as the Company's independent auditors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.


                                    OTHER BUSINESS

     The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy, or their substitutes, intend to vote on such matters in accordance with their best judgment.


                                STOCKHOLDER PROPOSALS

     In order for a stockholder proposal to be considered for inclusion in the Company's proxy statement for next year's Annual Meeting of Stockholders, the written proposal must be received by the Company no later than December 10, 1999. Such proposals also will need to comply with Securities and Exchange Commission regulations regarding the including of stockholder proposals in company-sponsored proxy materials. Similarly, in order for a stockholder proposal to be introduced at next year's Annual Meeting, written notice must be received by the Company no later than March 21, 2000. All stockholder proposals also must comply with certain requirements set forth in the Company's Certificate of Incorporation. A copy of the Certificate of Incorporation may be obtained by written request to the Secretary of the Company at the Company's principal offices at P.O. Box 99900, Louisville, Kentucky 40269-0900.


                                    ANNUAL REPORT

     The Company's Annual Report to Stockholders for the fiscal year ended December 27, 1998, accompanies this Proxy Statement.

                                   By Order of the Board of Directors


                                   CHARLES W. SCHNATTER
                                   SENIOR VICE PRESIDENT, SECRETARY
                                     AND GENERAL COUNSEL
Louisville, Kentucky
April 8, 1999

                                                                       EXHIBIT A

                           PAPA JOHN'S INTERNATIONAL, INC.
                        1999 TEAM MEMBER STOCK OWNERSHIP PLAN


ARTICLE 1.  PURPOSE

     The purpose of the 1999 Team Member Stock Ownership Plan (the "Plan") is to enhance the ability of Papa John's International, Inc. and its subsidiaries to secure and retain the services of persons eligible to participate in the Plan and to provide incentives for such persons to exert maximum efforts for the success of the Company.

ARTICLE 2.  DEFINITIONS AND CONSTRUCTION

     2.1 DEFINITIONS. As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings (in either case, such meanings shall apply equally to both the singular and plural forms of the terms defined):

     (a) "Award" shall mean, individually or collectively, a grant under the Plan of Options, Restricted Stock or Performance Units.

     (b) "Board" shall mean the Board of Directors of the Company.

     (c) "Cause" shall mean (i) the failure by a Participant to render services to the Company, which failure amounts to gross neglect or gross insubordination,
(ii) the commission by a Participant of an act of fraud or embezzlement against the Company, or (iii) a Participant being convicted of a felony, or failing to contest a felony prosecution.

     (d) A "Change in Control" shall mean (i) the acquisition by any person after the date hereof of beneficial ownership of 50% or more of the voting power of the Company's outstanding voting stock, (ii) three or more of the current members of the Board ceasing to be members of the Board (unless any replacement director is elected by a vote of either at least 75% of the remaining directors, or of at least 75% of the shares entitled to vote on such replacement) or (iii) approval by the stockholders of the Company of (a) a merger or consolidation of the Company with another corporation if the stockholders of the Company immediately before such vote will not, as a result of such merger or consolidation, own more than 50% of the voting stock of the corporation resulting from such merger or consolidation, or (b) a complete liquidation of the Company or sale of all, or substantially all, of the assets of the Company. Notwithstanding the foregoing, a Change in Control shall not occur solely because 50% or more of the voting stock of the Company is acquired by (i) a trust which is part of an employee benefit plan maintained by the Company or its Subsidiaries or (ii) a corporation which, immediately following such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

     (f) "Committee" shall mean the committee described in Section 3.1.

     (g) "Common Stock" shall mean shares of the Company's common stock, par value $.01 per share.

     (h) "Company" shall mean Papa John's International, Inc., a Delaware corporation.

     (i) "Disability" shall mean a physical or mental infirmity which the Committee determines impairs the Participant's ability to perform substantially his or her duties for a period of 180 consecutive days.


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     (j) "Effective Date" shall mean February 25, 1999, the date the Plan was adopted by the Board.

     (k) "Employee" shall mean an individual who is a full-time or part-time employee of the Company or a Subsidiary.

     (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     (m) "Fair Market Value" of a share of Common Stock shall mean, as of any applicable date, the closing sale price of the Common Stock on the NASDAQ National Market System or any national or regional stock exchange on which the Common Stock is then traded. If no such reported sale of the Common Stock shall have occurred on such date, Fair Market Value shall mean the closing sale price of the Common Stock on the next preceding date on which there was a reported sale. If the Common Stock is not listed on the NASDAQ National Market System or a national or regional stock exchange, the Fair Market Value of a share of Common Stock as of a particular date shall be determined by such method as shall be determined by the Committee.

     (n) "ISOs" shall have the meaning given such term in Section 6.1.

     (o) "NQSOs" shall have the meaning given such term in Section 6.1.

     (p) "Option" shall mean an option to purchase shares of Common Stock granted pursuant to Article 6.

     (q) "Option Agreement" shall mean an agreement evidencing the grant of an Option as described in Section 6.2.

     (r) "Option Exercise Price" shall mean the purchase price per share of Common Stock subject to an Option, which shall not be less than the Fair Market Value on the date of grant.

     (s) "Participant" shall mean any Employee or any consultant or advisor providing services to the Company or a Subsidiary selected by the Committee to receive an Award under the Plan.

     (t) "Performance Goals" shall have the meaning given such term in Section 8.4.

     (u) "Performance Period" shall have the meaning given such term in Section 8.3.

     (v) "Performance Unit" shall mean the right to receive a payment from the Company upon the achievement of specified Performance Goals as set forth in a Performance Unit Agreement.

     (w) "Performance Unit Agreement" shall mean an agreement evidencing a Performance Unit Award, as described in Section 8.2.

     (x) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

     (y) "Plan" shall mean this Papa John's International, Inc. 1999 Team Member Stock Ownership Plan as the same may be amended from time to time.

     (z) "Restriction Period" shall mean the period determined by the Committee during which the transfer of shares of Common Stock is limited in some way or such shares are otherwise restricted or subject to forfeiture as provided in
Article 7.

     (aa) "Restricted Stock" shall mean shares of Common Stock granted pursuant to Article 7 as to which the restrictions have not lapsed.


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     (ab) "Restricted Stock Agreement" shall mean an agreement evidencing a
Restricted Stock Award, as described in Section 7.2.

     (ac) "Retirement" shall mean retirement by a Participant in accordance with the terms of the Company's retirement or pension plans, if any, or, if the Company has no such plans, then retirement after reaching age 65.

     (ad) "Subsidiary" shall mean, with respect to any company, any corporation or other Person of which a majority of its voting power, equity securities, or equity interest is owned, directly or indirectly, by such company.

     2.2 GENDER AND NUMBER. Unless otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

     2.3 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3.  ADMINISTRATION

     3.1 THE COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board, or by any other committee (the "Committee") appointed by the Board consisting of two or more directors of the Company. It is intended that each Committee member shall be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

     3.2 AUTHORITY OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have full authority to:

     (a) select Participants to whom Awards are granted;

     (b) determine the size, type and frequency of Awards granted under the Plan;

     (c) determine the terms and conditions of Awards, including any restrictions, conditions or forfeiture provisions relating to the Award, which need not be identical;

     (d) determine whether and the extent to which Performance Goals have been met:

     (e) determine whether and when a Participant's status as an Employee, consultant, or advisor has terminated for purposes of the Plan;

     (f) cancel or modify, with the consent of the Participant, outstanding Awards and grant new Awards in substitution therefor;

     (g) accelerate the exercisability of, and accelerate or waive any or all the restrictions and conditions applicable to, any Award, for any reason;

     (h) extend the duration of an Option exercise period or term of an Award;

     (i) construe and interpret the Plan and any agreement or instrument entered into under the Plan;

     (j) establish, amend and rescind rules and regulations for the Plan's administration; and

     (k) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan.


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The Committee shall have sole discretion to make all other determinations which may be necessary or advisable for the administration of the Plan. To the extent permitted by law and Rule 16b-3 promulgated under the Exchange Act, the Committee may delegate its authority. Notwithstanding the foregoing, the Committee may not delegate its responsibilities hereunder if such delegation would jeopardize compliance with the "outside directors" requirement or any other applicable requirement under Section 162(m) of the Code.

     3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding upon all persons, including the Company, its stockholders, Employees, Participants and their estates and beneficiaries.

     3.4 SECTION 16 COMPLIANCE; BIFURCATION OF PLAN. It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act, the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act. Notwithstanding anything in the Plan to the contrary, the Board or the Committee, in its discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

ARTICLE 4.  SHARES AVAILABLE UNDER THE PLAN

     4.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 4.3, the number of shares of Common Stock reserved for issuance under the Plan is 1,000,000 shares. Shares as to which options or other Awards granted under the Plan lapse, expire, terminate, are forfeited or are canceled shall again become available for Awards under the Plan. In addition, any shares of Common Stock reserved for issuance under the Company's 1993 Stock Ownership Incentive Plan ("1993 Plan") in excess of the number of shares as to which options or other benefits are awarded thereunder, plus any shares as to which options or other benefits granted under the 1993 Plan may lapse, expire, terminate or be canceled, shall also be reserved and available for issuance or reissuance under the Plan. Any Common Stock issued under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     4.2 SHARES OF RESTRICTED STOCK AVAILABLE UNDER THE PLAN. Subject to adjustment as provided in Section 4.3, the number of shares of Common Stock which may be the subject of Awards granted in the form of Restricted Stock is limited to 100,000 shares.

     4.3 ADJUSTMENTS IN AUTHORIZED SHARES AND OUTSTANDING AWARDS. In the event of any change in the corporate structure of the Company affecting the Common Stock, including a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, share repurchase, share combination, share exchange, issuance of warrants or debentures, the Committee may substitute or adjust the total number and class of shares of Common Stock or other stock or securities which may be issued under the Plan, and the number, class and price of shares subject to outstanding Awards, as it, in its discretion, determines to be appropriate and equitable to prevent dilution or enlargement of the rights of Participants and to preserve, without exceeding, the value of any outstanding Awards; provided, however, that the number of shares subject to any Award shall always be a whole number. In the case of ISOs, such adjustment shall be made so as not to result in a "modification" within the meaning of Section 424(h) of the Code.

ARTICLE 5.  ELIGIBILITY AND PARTICIPATION

     All Employees of the Company and its Subsidiaries and consultants or other advisors providing services to the Company or a Subsidiary are eligible to receive Awards under the Plan. In selecting Employees, consultants or advisors to receive Awards under the Plan, as well as in determining the number of shares subject to, and the other terms and conditions applicable to, each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan, including the duties and responsibilities of such persons, their present


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and potential contribution to the success of the Company and their anticipated number of years of active service or contribution remaining with the Company or a Subsidiary.

ARTICLE 6.  STOCK OPTIONS

     6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, the Committee may grant Options to Participants at any time and from time to time, in the form of options which are intended to qualify as incentive stock options within the meaning of Section 422 of the Code ("ISOs"), Options which are not intended to so qualify ("NQSOs") or a combination thereof. Notwithstanding the foregoing, ISOs may only be granted to Employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). The maximum number of shares in respect of which Options may be granted to a Participant during any calendar year shall be 250,000 shares.

     6.2 OPTION AGREEMENT. Each Option shall be evidenced by an Option Agreement that shall specify the Option Exercise Price, the duration of the Option, the number of shares to which the Option relates, forfeiture provisions as deemed appropriate by the Committee and such other provisions as the Committee may determine or which are required by the Plan. The Option Agreement shall also specify whether the Option is intended to be an ISO or a NQSO and shall include provisions applicable to the particular type of Option granted.

     6.3 DURATION OF OPTIONS. Subject to the provisions of Section 6.7, each Option shall expire at such time as is determined by the Committee at the time of grant; provided, however, that no Option shall at the time of grant be exercisable later than the tenth anniversary of its grant.

     6.4 EXERCISE OF OPTIONS. Options shall be exercisable at such times and be subject to such restrictions and conditions, including forfeiture provisions, as the Committee shall approve at the time of grant, which need not be the same for each grant or for each Participant. Options shall be exercised by delivery to the Company of a written notice of exercise, setting forth the number of shares with respect to which the Option is to be exercised and accompanied by full payment of the Option Exercise Price and all applicable withholding taxes.

     6.5 PAYMENT OF OPTION EXERCISE PRICE. The Option Exercise Price for shares of Common Stock as to which an Option is exercised shall be paid to the Company in full at the time of exercise either (a) in cash in the form of currency or other cash equivalent acceptable to the Company, (b) by tendering Common Stock having a Fair Market Value (at the close of business on the date the Company receives the notice of exercise) equal to the Option Exercise Price, (c) any other reasonable consideration that the Committee may deem appropriate or (d) by a combination of the forms of consideration described in (a), (b) and (c) of this Section. The Committee may permit the cashless exercise of Options as described in Regulation T promulgated by the Federal Reserve Board, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

     6.6 VESTING UPON CHANGE IN CONTROL. Upon a Change in Control, any then outstanding Options held by Participants shall become fully vested and immediately exercisable.

     6.7 TERMINATION OF EMPLOYMENT. If the Participant's status as an Employee, consultant or advisor is terminated for Cause, all then outstanding Options of such Participant, whether or not exercisable, shall terminate immediately. If the Participant's status as an Employee, consultant or advisor is terminated for any reason other than for Cause, death, Disability or Retirement, to the extent then outstanding Options of such Participant are exercisable and subject to the provisions of the relevant Option Agreement, such Options may be exercised by such Participant or his personal representative at any time prior to the earlier of (a) the expiration date of the Options or (b) the date which is 60 days after the date of such termination of employment. In the event of the Retirement of a Participant, to the extent then outstanding Options of such Participant are exercisable, such Options may be exercised by the Participant (c) in the case of NQSOs, within one year after the date of Retirement and (d) in the case of ISOs, within 90 days after Retirement; provided, however, that no such Options may be exercised on a date subsequent to their expiration. In the event of the death or Disability of a Participant while employed by the Company or a Subsidiary or while the Participant is serving as a consultant or advisor to the Company or a Subsidiary, all then outstanding Options of such Participant shall become fully vested and immediately exercisable, and may be exercised at any time within one year



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after the date of death or determination of Disability; provided however that no such Options may be exercised on a date subsequent to their expiration. Options may be exercised as provided in this Section (a) in the event of the death of a Participant, by the person or persons to whom rights pass by will or by the laws of descent and distribution, or if appropriate, the legal representative of the decedent's estate and (b) in the event of the Disability of a Participant, by the Participant, or if such Participant is incapacitated, by the Participant's legal representative.

ARTICLE 7.  RESTRICTED STOCK

     7.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee may grant shares of Restricted Stock to Participants at any time and from time to time and upon such terms and conditions as it may determine. The purchase price for shares of Restricted Stock shall be determined by the Committee, but shall not be less than the par value of the Common Stock, except in the case of treasury shares, for which no payment need be required.

     7.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement which shall specify the Restriction Period, the number of shares of Restricted Stock granted and such other provisions as the Committee may determine and which are required by the Plan.

     7.3 NON-TRANSFERABILITY OF RESTRICTED STOCK. Except as provided in this Article 7 or the applicable Restricted Stock Agreement, shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period as specified in the Restricted Stock Agreement and the satisfaction of any other conditions determined at the time of grant specified in the Restricted Stock Agreement. Except as provided in Section 7.9, however, in no event may any Restricted Stock become vested in a Participant subject to Section 16(b) of the Exchange Act prior to six months following the date of its grant.

     7.4 OTHER RESTRICTIONS. The Committee shall impose such other restrictions on shares of Restricted Stock as it may deem advisable, including, without limitation, restrictions based upon the achievement of specific performance goals (relating to the Company, a Subsidiary or regional or other operating division of the Company), years of service and/or restrictions under applicable Federal or state securities laws. The Committee may provide that any share of Restricted Stock shall be held (together with a stock power executed in blank by the Participant) in custody by the Company until any or all restrictions thereon shall have lapsed.

     7.5 FORFEITURE. The Committee shall determine and set forth in a Participant's Restricted Stock Agreement such events upon which a Participant's shares of Restricted Stock (or the proceeds of a sale thereof) shall be forfeitable, which may include, without limitation, the termination of a Participant's employment and certain other activities.

     7.6 CERTIFICATE LEGEND. In addition to any legends placed on certificates pursuant to Section 7.4, each certificate representing shares of Restricted Stock shall bear the following legend:

     "The sale or other transfer of the shares represented by this Certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Papa John's International, Inc. 1999 Team Member Stock Ownership Plan, and in the related Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Papa John's International, Inc."

     7.7  REMOVAL OF RESTRICTIONS.  Except as otherwise provided in this
Article 7 or the Restricted Stock Agreement, shares of Restricted Stock shall become freely transferable by the Participant and no longer subject to forfeiture after the last day of the Restriction Period. Once the shares of Restricted Stock are released from their restrictions (including forfeiture provisions), the Participant shall be entitled to have the legend required by
Section 7.6 removed from the Participant's share certificate, which certificate shall thereafter represent freely transferable and nonforfeitable shares of Common Stock free from any and all restrictions under the Plan.

     7.8 VOTING RIGHTS; DIVIDENDS AND OTHER DISTRIBUTIONS. Unless the Committee exercises its discretion as provided in Section 7.10, during the Restriction Period, Participants holding shares of Restricted Stock may exercise


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full voting rights, and shall be entitled to receive all dividends and other distributions paid with respect to such Restricted Stock. If any dividends or distributions are paid in Common Stock, such Common Stock shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.

     7.9 LAPSE OF RESTRICTIONS UPON CHANGE IN CONTROL. Upon a Change in Control, any restrictions and other conditions pertaining to then outstanding shares of Restricted Stock held by Participants, including, but not limited to, vesting requirements, shall lapse and such shares shall thereafter be immediately transferable and nonforfeitable.

     7.10 TREATMENT OF DIVIDENDS. At the time shares of Restricted Stock are granted to a Participant, the Committee may, in its discretion, determine that the payment of dividends, or a specified portion thereof, declared or paid on such shares shall be deferred until the lapse of the restrictions with respect to such shares, such deferred dividends to be held by the Company for the account of the Participant. In the event of such deferral, there may be credited at the end of each year (or portion thereof) interest on the amount of the account during the year at a rate per annum as the Committee, in its discretion, may determine. Deferred dividends, together with interest accrued thereon, if any, shall be (a) paid to the Participant upon the lapse of restrictions on the shares of Restricted Stock as to which the dividends related or (ii) forfeited to the Company upon the forfeiture of such shares by the Participant.

     7.11 TERMINATION OF EMPLOYMENT. If the Participant's status as an Employee, consultant or advisor is terminated for any reason other than death or Disability prior to the expiration of the Restriction Period applicable to any shares of Restricted Stock then held by the Participant, such shares shall thereupon be forfeited immediately by the Participant and returned to the Company, and the Participant shall only receive the amount, if any, paid by the Participant for such Restricted Stock. If the Participant's status as an Employee, consultant or advisor is terminated as a result of death or Disability prior to the expiration of the Restriction Period applicable to any shares of Restricted Stock then held by the Participant, any restrictions and other conditions pertaining to such shares then held by the Participant, including, but not limited to, vesting requirements, shall immediately lapse and such shares shall thereafter be immediately transferable and nonforfeitable. Notwithstanding anything in the Plan to the contrary, the Committee may determine, in its sole discretion, in the case of any termination of a Participant's status as an Employee, consultant or advisor other than for Cause, that the restrictions on some or all of the shares of Restricted Stock awarded to a Participant shall immediately lapse and, to the extent the Committee deems appropriate, such shares shall thereafter be immediately transferable and nonforfeitable.

ARTICLE 8.  PERFORMANCE UNITS

     8.1 GRANT OF PERFORMANCE UNITS. The Committee may, from time to time and upon such terms and conditions as it may determine, grant Performance Units which will become payable to a Participant upon achievement of specified Performance Goals. The maximum payment that can be made pursuant to Performance Units granted to any one Participant in any calendar year shall be $1,000,000.

     8.2 PERFORMANCE UNIT AGREEMENT. Each Performance Unit grant shall be evidenced by a Performance Unit Agreement that shall specify the Performance Goals, the Performance Period and the number of Performance Units to which it pertains.

     8.3 PERFORMANCE PERIOD. The period of performance ("Performance Period") with respect to each Performance Unit shall be such period of time, which shall not be less than one year, nor more than five years, as determined by the Committee, for the measurement of the extent to which Performance Goals are attained. The Performance Period may commence prior to the date of grant of the Performance Unit to which it relates, provided that at such time the attainment of the Performance Goal is substantially uncertain and not more than 25% of the Performance Period has expired.

     8.4 PERFORMANCE GOALS. The goals ("Performance Goals") that are to be achieved with respect to each Performance Unit shall be those objectives established by the Committee as it deems appropriate, and which may relate to the net income, growth in net income, earnings per share, growth of earnings per share, return on equity or return on capital, of the Company, or any other performance objectives relating to the Company, a Subsidiary or regional or other operating unit of the Company, or the individual Participant. Each Performance Unit Agreement shall specify


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a minimum acceptable level of achievement with respect to the Performance Goals below which no payment will be made and shall set forth a formula for determining the payment to be made if performance is at or above such minimum based upon a range of performance levels relating to the Performance Goals. The Committee shall certify that the Performance Goals for Awards of Performance Units under the Plan have been satisfied prior to the determination and payment of any such incentive in accordance with the Plan.

     8.5 ADJUSTMENT OF PERFORMANCE GOALS. The Committee may adjust Performance Goals and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions occur subsequent to the date of grant which are unrelated to the performance of the Participant and which the Committee expects to have a substantial effect on the ability of the Participant to attain the Performance Goals. If a Participant is promoted, demoted or transferred to a Subsidiary or different operating division of the Company during a Performance Period, then, to the extent that the Committee determines the Performance Goals or Performance Period are no longer appropriate, the Committee may, but shall not be required to, adjust, change or eliminate the Performance Goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial Performance Goals or Performance Period. Notwithstanding the foregoing, the Committee shall not be entitled to adjust, change or eliminate any Performance Goals or Performance Period if the exercise of such discretion would cause the related compensation to fail to qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

     8.6 TERMINATION OF EMPLOYMENT. If the employment of a Participant shall terminate prior to the expiration of the Performance Period for any reason other than for death, Disability or Retirement, the Performance Units then held by the Participant shall terminate. In the case of termination of employment by reason of death, Disability or Retirement of a Participant prior to the expiration of the Performance Period, any then outstanding Performance Units of such Participant shall be payable in an amount equal to the maximum amount payable under the Performance Unit multiplied by a percentage equal to the percentage that would have been earned under the terms of the Performance Unit Agreement assuming that the rate at which the Performance Goals have been achieved as of the date of such termination of employment would have continued until the end of the Performance Period; provided, however, that if no maximum amount payable is specified in the Performance Unit Agreement, the amount payable shall be such amount as the Committee shall determine is reasonable.

     8.7 PAYMENT UPON CHANGE IN CONTROL. Upon a Change in Control, any then outstanding Performance Units shall become fully vested and immediately payable in an amount which is equal to the greater of (a) the maximum amount payable under the Performance Unit multiplied by a percentage equal to the percentage that would have been earned under the terms of the Performance Unit Agreement assuming that the rate at which the Performance Goals have been achieved as of the date of such Change in Control would have continued until the end of the Performance Period or (b) the maximum amount payable under the Performance Unit multiplied by the percentage of the Performance Period completed by the Participant at the time of the Change in Control; provided, however, that if no maximum amount payable is specified in the Performance Unit Agreement, the amount payable shall be such amount as the Committee shall determine is reasonable.

     8.8 PAYMENT OF PERFORMANCE UNITS. Subject to such terms and conditions as the Committee may impose, and unless otherwise provided in the Performance Unit Agreement, Performance Units shall be payable within 90 days following the end of the Performance Period during which the Participant attained at least the minimum acceptable level of achievement under the Performance Goals, or 90 days following a Change in Control, as applicable. The Committee, in its discretion, may determine at the time of payment required in connection with a Performance Unit whether such payment shall be made (a) solely in cash or (b) up to 50% in shares of Common Stock (valued at their Fair Market Value as of the close of business on the date preceding the date of payment) with the balance in cash; provided, however, that if a Performance Unit becomes payable upon a Change in Control, the Performance Unit shall be paid solely in cash.

     8.9 DESIGNATION OF BENEFICIARY. Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom the right to receive payments under a Performance Unit is to be paid in case of the Participant's death before receiving any or all such payments. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company and shall be effective only when filed by the Participant in writing with the Committee during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 9.  AMENDMENT, MODIFICATION AND TERMINATION

     9.1 TERMINATION DATE. The Plan shall terminate on the earliest to occur of (a) the tenth anniversary of the Effective Date, (b) the date when all shares of Common Stock available under the Plan shall have been acquired and the payment of all benefits in connection with Performance Unit Awards has been made or (c) such other date as the Board may determine in accordance with Section 9.2.

     9.2 AMENDMENT, MODIFICATION AND TERMINATION. The Board may, at any time, amend, suspend, modify or terminate the Plan provided that (a) no amendment shall be made without stockholder approval if such approval is necessary to satisfy any applicable tax or regulatory law or regulation and the Board determines it is appropriate to seek stockholder approval, and (b) upon or following the occurrence of a Change in Control no amendment may adversely affect the rights of any Person in connection with an Award previously granted. The Committee may amend the terms of any Award, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without such Participant's consent. Each Option and certain Performance Units granted under the Plan are intended to be performance-based compensation within the meaning of
Section 162(m) of the Code. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options or Performance Units if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Performance Units to fail to qualify as performance-based compensation.

     9.3 AWARDS PREVIOUSLY GRANTED. No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Award without the written consent of the Participant holding such Award.

ARTICLE 10.  NON-TRANSFERABILITY

     A Participant's rights under this Plan may not be assigned, pledged or otherwise transferred other than by will or the laws of descent and distribution, except that upon a Participant's death, the Participant's rights to payment pursuant to a Performance Unit may be transferred to a beneficiary designated in accordance with Section 8.9. Notwithstanding anything herein to the contrary, in the case of NQSOs, the Committee may, in its sole discretion, by appropriate provisions in the Participant's Option Agreement, permit the Participant to transfer all or a portion of the Option, without consideration, to (i) the Participant's spouse or lineal descendants ("Family Members"), (ii) a trust for the exclusive benefit of Family Members, (iii) a charitable remainder trust of which the Participant and/or Family Members are the exclusive beneficiaries (other than the charitable beneficiary), or (iv) a partnership or a limited liability company in which the Participant and Family Members are the sole partners or members, as applicable. In the event that any Option is transferred by a Participant in accordance with the provisions of the immediately preceding sentence, then subsequent transfers of the Option by the transferee shall be prohibited. For purposes of the Option Agreement and the Plan, the term "Optionee" shall be deemed to refer to the transferee wherever applicable, and the provisions of Section 6.7 regarding termination of employment shall refer to the Participant, not the transferee, but the transferee shall be permitted to exercise the Option during the period provided for in Section 6.7 and the Participant's Option Agreement following the Participant's termination of employment.

ARTICLE 11.  NO GRANTING OF EMPLOYMENT RIGHTS

     Neither the Plan, nor any action taken under the Plan, shall be construed as giving any person the right to become a Participant, nor shall participation in, or any grant of an Award under, the Plan be construed as giving a Participant any right with respect to continuance of employment or service by or to the Company. The Company expressly reserves the right to terminate, whether by dismissal, discharge or otherwise, a Participant's employment or consulting or other business relationship at any time, with or without Cause, except as may otherwise be expressly provided by any written agreement between the Company and the Participant.

ARTICLE 12.  WITHHOLDING

     12.1 TAX WITHHOLDING. A Participant shall remit to the Company an amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise or lapse of restrictions made under, or occurring as a result of, the Plan.

     12.2 SHARE WITHHOLDING. If the Company has a withholding obligation upon the issuance of Common Stock under the Plan, a Participant may, subject to the discretion of the Committee, elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Common Stock having a Fair Market Value on the date the withholding tax is to be determined equal to the amount required to be withheld under applicable law. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, modify the provisions of this Section 12.2 or impose such other restrictions or limitations on such elections as may be necessary to insure that such elections will be exempt transactions under Section 16(b) of the Exchange Act.

ARTICLE 13.  INDEMNIFICATION

     No member of the Board or the Committee, nor any officer or Employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board, the Committee and each and any officer or Employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

ARTICLE 14.  SUCCESSORS

     All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether the existence of such successor is a result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

ARTICLE 15.  GOVERNING LAW

     The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules; provided, however, that with respect to ISOs, the Plan and all agreements under the Plan shall be construed so that they qualify as incentive stock options within the meaning of Section 422 of the Code.

                          PAPA JOHN'S INTERNATIONAL, INC.
                  P.O. BOX 99900, LOUISVILLE, KENTUCKY  40269-0900
                           ANNUAL MEETING OF STOCKHOLDERS
            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, a stockholder of PAPA JOHN'S INTERNATIONAL, INC., a Delaware corporation (the "Company"), hereby constitutes and appoints CHARLES W. SCHNATTER and KENNETH M. COX, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, places and stead of the undersigned, to vote all shares of the Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at The Hyatt Regency Hotel, 320 West Jefferson Street, Louisville, Kentucky, on Thursday, May 20, 1999, at 11:00 A.M (E.D.T.) and at any adjournment thereof.

The undersigned hereby instructs said proxies or their substitutes:

1.   Election of Directors

         Nominees: JOHN H. SCHNATTER, BLAINE E. HURST, WADE S. ONEY

     / / FOR the above-named nominees         / / WITHHOLD AUTHORITY to vote
                                                  for the above-named nominees
     INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:

--------------------------------------------------------------------------------

2. Amendment to the Company's 1993 Stock Ownership Incentive Plan: To Increase the number of shares available for issuance under the plan.

                  / / FOR           / / AGAINST          / / ABSTAIN

3.   Amendment to the Company's 1993 Non-Employee Directors Stock Option Plan:
     To increase the number of shares available for issuance under the plan.

                  / / FOR           / / AGAINST          / / ABSTAIN

4.   Approve adoption of the Company's 1999 Team Member Stock Ownership Plan.

                  / / FOR           / / AGAINST          / / ABSTAIN

5. Ratification of the Selection of Independent Auditors: To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the 1999 fiscal year.

                  / / FOR           / / AGAINST          / / ABSTAIN

                        PAPA JOHN'S INTERNATIONAL, INC.

6. Discretionary Authority: To vote with discretionary authority with respect to all other matters which may properly come before the Annual Meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN, UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN ITEM 1 AND FOR THE PROPOSALS SET FORTH IN ITEMS 2, 3, 4, AND 5. MANAGEMENT RECOMMENDS A VOTE FOR THE ABOVE MATTERS.

     The undersigned hereby revokes all proxies heretofore given and ratifies and confirms all that the proxies appointed hereby or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated April 8, 1999, and a copy of the Company's Annual Report for the fiscal year ended December 27, 1998.



                                        ----------------------------------------
                                        Signature                           Date


                                        ----------------------------------------
                                        Signature (if held jointly)         Date
                                        Please sign exactly as name appears on
                                        proxy.  If shares are held by joint
                                        tenants, all parties in the joint
                                        tenancy must sign.  When signing as
                                        attorney, executor, administrator,
                                        trustee or guardian, state capacity. If
                                        executed by a corporation, the proxy
                                        should be signed by a duly authorized
                                        officer. If a partnership, please sign
                                        in partnership name by authorized
                                        person.